UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2012

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,

San Francisco, California  94108

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 2.03	Creation of a Direct Financial Obligation.

On September 27, 2012, the Company entered into a definitive agreement for the issuance of a promissory note in the amount of $125,000, with a term of three years and an interest rate of 8%. The lender was Ronald L. Chez, our Co-Chairman.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the promissory note described in Section 2.03 above, Mr. Chez received a warrant to purchase 236,250 shares of common stock at $0.63 per share, for a term of five years.

The warrants issued were not registered and were issued pursuant to an exemption from registration requirements of the Securities Act of 1933, as amended.

No underwriters, underwriting discounts or commissions were involved in transactions disclosed herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: October 3, 2012	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer